Jay J. Shapiro
A Professional Corporation
16501 Ventura Boulevard
Suite 650
Encino, California  91436
Tel. (818) 990-4204    Fax (818) 990-4944



November 16, 1999




Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549



PROGRESSIVE TELECOMMUNICATIONS CORPORATION



I agree with statements (a), (b) and (d) under the Item #4 in the form 8-k report of Progressive Telecommunications Corporation dated October 1, 1999, concerning changes in Registrant's Certifying Accountant.

I am unable to agree with statement #4 (c) as my report dated
December 23, 1998 on fiscal 1997 and 1998 was appropriately modified for uncertainty regarding the Registrant's ability to continue as a goin concern.

Sincerely,


/s/ Jay J. Shapiro
Jay J. Shapiro